EXHIBIT 10.1

WIRELESS TELECOM GROUP, INC. (‘‘WTG’’)
DIRECTORS’ COMPENSATION POLICY

1.	Purpose – To document the compensation policy and practice for the members of the Board of Directors of WTG, as currently practiced.

2.	Objective – To recompense non-employee Directors of WTG consistent with their roles, responsibilities and accountabilities in protecting the organization and the shareholders.

3.	Applicability – Compensation for participation in the governance activities and attendance at all meetings for which Directors are compensated is restricted to non-employee Directors.

4.	Nature of Compensation –

a.	Compensation shall be the form of cash payment for attendance at meetings of the Board of Directors and the Standing Committees of the Board of Directors, with the exception that,

b.	Director Hazam Ben Gacem’s compensation shall be limited to cash reimbursement of actual and necessary travel expenses as applicable for travel to physically attend the appropriate meetings.

5.	Compensation for meetings of the Board of Directors –

a.	Each Director, as applicable, will be compensated for

i.	attending the regularly scheduled meetings of the Board of Directors

ii.	attending the Annual Meeting of the Shareholders, if on a different day then a meeting of the Board of Directors

iii.	attending any special meetings as may be called for all of the members of the Board of Directors or for all of the non-employee members of the Board of Directors

b.	Attendance at such meetings may be in-person or by telephone.

c.	Telephonic meetings of the entire Board of Directors or of all of the non-employee Directors with duration of more than 30 minutes shall constitute a meeting subject to compensation.

d.	Compensation shall be $2000 for each meeting, except as provided in 4b, above.

6.	Compensation for meetings of the Audit Committee of the Board of Directors

a.	Each Director member of the Audit Committee shall be compensated for:

i.	all regularly scheduled meetings for the purpose of reviewing quarterly financial results as will be reported to the public

ii.	any meeting for the purpose of reviewing financial documentation to be released to the SEC

iii.	any meeting for the purpose of reviewing matters resulting form the WTG Whistleblower Policy

iv.	any meeting for any other matter for which the entire Committee is called to meet by any Director, Officer or the Public Accounting firm

b.	Meetings may be held in person or telephonically

c.	Compensation shall be $250 for each meeting, other than for those meetings which precede or follow a meeting of the Directors, for which the Directors are compensated, as in 5. above

7.	Compensation for meetings of the other Standing Committees of the Board of Directors

a.	Each Director member of the other Standing Committees shall be compensated for:

i.	all regularly scheduled meetings for the purpose of conducting the formal business of the Committee as outlined in the Committee Charter

ii.	any meeting for any other matter for which the entire Committee is called to meet by any Director or Officer

b.	Meetings may be held in person or telephonically

c.	Compensation shall be $250 for each meeting, other than for those meetings which precede or follow a meeting of the Directors, for which the Directors are compensated, as in 5. above.